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                                                                       Exhibit 8

                           JONES, DAY, REAVIS & POGUE
                              3500 SunTrust Plaza
                            303 Peachtree Street, NE
                          Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                                 April 20, 2000

Georgia Gulf Corporation
Georgia Gulf Chemicals & Vinyls, LLC
Georgia Gulf Lake Charles, LLC
North America Plastics, LLC
GG Terminal Management Corporation
Great River Oil & Gas Corporation
  c/o Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

    Re: Exchange Offer for 10 3/8% Senior Subordinated Notes due 2007

Dear Sirs:

    We have acted as counsel to Georgia Gulf Corporation (the "Company") and its subsidiary guarantors in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8, which includes the prospectus of the Company relating to the offer by the Company to exchange (the "Exchange Offer") the Company's 10 3/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") for the Company's outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Outstanding Notes" and together with the Exchange Notes, the "Notes").

    On the basis of the foregoing and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal tax matters set forth under the caption "Principal United States Federal Tax Considerations to Non-U.S. Holders" in the prospectus contained in the registration statement summarizes the principal United States federal tax consequences relevant to the Exchange Offer and to the purchase, ownership and disposition of the Notes.

    We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the registration statement and to the reference to this firm in the prospectus constituting part of the registration statement.

                                        Very truly yours,
                                        /s/ JONES, DAY, REAVIS & POGUE